Exhibit 16.1

Freed Maxick & Battaglia, CPAs, PC
800 Liberty Building
Buffalo, NY 14202

Tel: (716) 847-2651
Fax: (716) 847-0069
www.freedmaxick.com

June 1, 2004

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Great Lakes Bancorp, Inc.'s Form 8-K dated May 25, 2004 (commission file number 000-50267), and have the following comments:

1.  We agree with the statements made in the second, third, and fourth paragraphs therein.

2.  We have no basis on which to agree or disagree with the statements made in the first paragraph.

Yours truly,

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC